Exhibit 99.1

JOINT NEWS RELEASE

Contacts
Independent Bank Corp. Investor: Robert D. Cozzone, Chief Financial Officer Independent Bank Corp. (781) 982-6723 Robert.Cozzone@rocklandtrust.com	Island Bancorp, Inc. Fielding Moore, President and CEO Island Bancorp, Inc. (508) 627-1100 FMoore@YourIslandBank.com
Media: Ellen Molle, Public Relations Marketing Manager Rockland Trust Company (781) 982-6537 Ellen.Molle@rocklandtrust.com

INDEPENDENT BANK CORP. AND ISLAND BANCORP, INC. REPORT RECEIPT OF REGULATORY APPROVALS AND ANTICIPATED CLOSING DATE

Rockland, Massachusetts and Edgartown, Massachusetts, April 26, 2017. Independent Bank Corp. (NASDAQ: INDB) (“Independent”), parent of Rockland Trust Company, and Island Bancorp, Inc. (“Island Bancorp”), parent of The Edgartown National Bank, jointly reported the following in connection with the proposed merger of Island Bancorp with and into Independent:

•	All regulatory approvals relating to the merger have been received and applicable regulatory waiting periods have expired as of April 25, 2017.

•	The deadline for Island Bancorp shareholders to elect the form of merger consideration they wish to receive in connection with the merger is 5:00 p.m., Eastern Time on May 5, 2017.

•	The merger is anticipated to close on or about May 12, 2017. The transaction remains subject to the satisfaction of customary closing conditions.

About Independent Bank Corp.
Independent Bank Corp., which has Rockland Trust Company as its wholly-owned commercial bank subsidiary, has $7.7 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, visit www.RocklandTrust.com.

About Island Bancorp, Inc.

Island Bancorp, Inc., which has The Edgartown National Bank as its wholly-owned commercial bank subsidiary, has $194 million in assets. Edgartown National offers commercial and retail banking products and services, and business and consumer loans through its four office network on the island of Martha’s Vineyard. For additional information regarding Edgartown National, visit www.YourIslandBank.com.

Forward Looking Statements
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of Independent. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New england region and Independent's market area;

•	adverse changes in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;

•	acquisitions may not produce results at levels or within time frames originally anticipated an may result in unforseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	unexpected increased competition in Independent's market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	our inability to adapt to changes in information technology;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	failure to consummate or delay in consummating the acquisition of Island Bancorp, Inc., which is subject to certain standard conditions, including receipt of required regulatory approvals;

•	the inability to realize expected revenue synergies from merger transactions in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those of previous mergers;

•	the effect of laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to Independent's business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•	cyber security attacks or intrusions that could adversely impact our business; and

•	other unexpected material adverse changes in our operations or earnings.

Independent wishes to caution readers not to place undue reliance on any forward-looking statements as Independent’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in Independent’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, Independent disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by Independent following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.